Exhibit 99.3

February 2014

KENNEDY WILSON EUROPE REAL ESTATE PLC

KW INVESTMENT MANAGEMENT LTD

INVESTMENT MANAGEMENT

AGREEMENT

Page i

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT is made on 25 February 2014

BETWEEN:

(1)	KENNEDY WILSON EUROPE REAL ESTATE PLC, a company incorporated under the Companies (Jersey) Law 1991, registered number 114680 (the Company); and

(2)	KW INVESTMENT MANAGEMENT LTD, a company incorporated under the Companies (Jersey) Law 1991, registered number 114679 (the Investment Manager);

WHEREAS:

(A)       The Company is a collective investment fund within the meaning of Article 3 of the Collective Investment Funds (Jersey) Law 1988 and a “listed fund” for the purpose of a Jersey Listed Fund Guide (as defined below) issued by the Jersey Financial Services Commission.

(B)       The Company wishes to appoint the Investment Manager to provide certain services to the Company and the Investment Manager has agreed to provide such services on and subject to the terms and conditions set out in this Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1        In this Agreement, the following expressions have the following respective meanings:

Administration Agreement means the agreement between the Company and the Administrator executed on or about the same date as this Agreement pursuant to which the Administrator has agreed to provide certain secretarial and administrative services to the Company (and other members of the Group), as amended or replaced from time to time;

Administrator means Crestbridge Fund Administrators Limited or such other person appointed for the time being as the Company’s administrator;

Admission means both: (i) the admission by the FCA (in its capacity as UK Listing Authority) of the Ordinary Shares to the Official List in accordance with the Listing Rules; and (ii) the admission of the Ordinary Shares to trading on the main market for listed securities of the London Stock Exchange becoming effective in accordance with the “Admission and Disclosure Standards” published by the London Stock Exchange;

Applicable Law means the Listing Rules, the Disclosure and Transparency Rules and all applicable statutes (including any order, regulation, instrument or subordinate legislation) and other law whether in the United Kingdom, Jersey or elsewhere and all applicable statements of principle, rules and principles, guidelines, regulations, the Consents or requirements of or issued by any relevant regulatory authority or professional body, (including but not limited to the Jersey Listed Fund Guide, the Outsourcing and Delegation Policy and the FSB Codes of Practice), whether in the United Kingdom, Jersey or elsewhere, and all requirements of any relevant stock exchanges or clearing houses;

Articles   means the memorandum and articles of association or equivalent constitutional documents of the Company, as amended, modified or replaced from time to time;

Associate means in relation to a person (the first person), each of its subsidiary undertakings, affiliates, branches, associates (as defined in the Listing Rules), parent undertakings (and subsidiary undertakings of any such parent undertakings);

AUM or Assets Under Management means the properties and other assets with respect to which KW provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. KW’s AUM consists of the total estimated fair value of the real estate properties and other assets owned by third parties, wholly owned by KW or held by joint ventures and other entities in which KW’s sponsored funds or investment vehicles and client accounts have invested;

Carried Interest Partner means KW Carried Interest Partner LP, a Jersey Limited Partnership;

Change of Control means the acquisition (whether directly or indirectly) by a person or a group of persons acting in concert (as such term is defined in the UK City Code on Takeovers and Mergers) of:

(i)	more than 50 per cent. of the issued ordinary share capital of the Company or the Investment Manager (as the context requires);

(ii)	issued share capital having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of the Company or the Investment Manager (as the context requires); or

(iii)	the right to determine the composition of the majority of the board of directors of the Company or the Investment Manager (as the context requires);

Company Board means the board of directors of the Company;

Consents means all regulatory consents, licences, registrations, confirmations and approvals in relation to the Company;

Disclosure and Transparency Rules means the Disclosure Rules and the Transparency Rules of the FCA made and enforced in its capacity as UK Listing Authority and as the competent authority for the purposes of Part VI of FSMA;

Effective Time means Admission;

EPRA NAV means the Net Asset Value adjusted in accordance with the Best Practice Recommendations for EPRA NAV published by the European Public Real Estate Association (August 2011 version only, unless otherwise agreed between the Company and the Investment Manager);

EPRA NAV per Ordinary Share means, for any date on which it falls to be calculated, the EPRA NAV divided by the number of Ordinary Shares in issue on that date (excluding for these purposes any Ordinary Shares held in treasury);

Europe means the member states of the European Union and the members of the European Free Trade Association (EFTA), being Iceland, Liechtenstein and Norway and Switzerland;

FCA means the UK Financial Conduct Authority;

FSB Codes of Practice means the codes of practice issued by the Jersey Financial Services Commission from time to time in relation to persons registered with the Jersey Financial Services Commission to carry on fund services business under article 9 of the Financial Services (Jersey) Law 1998 (as amended from time to time);

FSMA means the UK Financial Services and Markets Act 2000;

Full Year Accounts means the Company’s annual audited financial statements prepared under IFRS;

Good Estate Management Criteria means:

(a)	in accordance with good current market practice and the principles of good estate management;

(b)

in respect of any proposed Lease or the assignment of any Lease, in accordance with what a reasonable and prudent institutional investor would determine to be in its interests, taking into account sound investment practice criteria, including but not limited to tenant mix, prevailing market conditions, the nature, size, type and location of the Property, the financial standing of the proposed Tenant (or the assignee) and any proposed surety and the obligations of the tenant under the proposed Lease; and

(c)	in the best commercial interests of the Group;

Group means the Company and each of its Investment Undertakings from time to time (other than entities that constitute Investments or their subsidiary undertakings) and member of the Group shall be construed accordingly;

IFRS means the International Financial Reporting Standards, being the principles-based accounting standards, interpretations and the framework by that name adopted by the International Accounting Standards Board, as adopted in the European Union (as amended);

Independent Directors means the directors on the board of the Company who are independent of the Investment Manager and the KW Group;

Independent Shareholders means the shareholders of the Company other than any member of the KW Group;

Investment means any investment or other asset, right, or interest of any description in which the Group may invest directly or indirectly from time to time;

Investment Advisers means Kennedy Wilson Europe Limited, Kennedy Wilson UK Limited, and Kennedy Wilson España Limited (and each an Investment Adviser);

Investment Advisory Agreement means the investment advisory agreement between the Investment Manager and the Investment Advisers, dated the date of this Agreement as amended or replaced from time to time;

Investment Policy means the investment objective and policy set out in the Prospectus, with such amendments as may from time to time be made by the Company Board and communicated in writing to the Investment Manager;

Investment Services means the services described in Schedule 3;

Investment Undertaking means any intermediate holding or investing entities that the Company may establish from time to time for the purposes of efficient portfolio management and to assist with tax planning generally or any subsidiary undertaking of the Company from time to time;

Issue has the meaning ascribed to the term in the Prospectus;

Issue Price means £10.00 per Ordinary Share;

Jersey Listed Fund Guide means the Jersey listed fund guide published by the Jersey Financial Services Commission as amended, supplemented or replaced from time to time;

KW means Kennedy-Wilson Holdings, Inc.;

KW Group means KW, its Associates and its and their respective subsidiary undertakings from time to time and member of the KW Group shall be construed accordingly;

Lease means any lease, underlease, sublease, licence, agreement, option, occupation agreement or any other document governing the use or occupation of the whole or any part from time to time of a Property;

Listing Rules means the Listing Rules of the FCA made and enforced in its capacity as UK Listing Authority and as the competent authority for the purposes of Part VI of FSMA;

London Stock Exchange means the London Stock Exchange plc;

Management Fee has the meaning given in Clause 5.1;

Managing Agent means any firm appointed to manage a Property or Properties from time to time;

Market Value  in relation to any Valuation, has the meaning ascribed to that term defined in the then current appraisal and valuation standards issued by the Royal Institution of Chartered Surveyors;

NAV per Share means, for any date on which it falls to be calculated, the Net Asset Value divided by the number of Ordinary Shares in issue on that date (excluding for these purposes any Ordinary Shares held in treasury);

Net Asset Value means, for any date on which it falls to be calculated, the total aggregate value of the assets of the Company less its total aggregate liabilities as calculated in accordance with the Valuation Policies and Procedures;

Official List means the list maintained by the UK Listing Authority pursuant to Part VI of FSMA;

Operating Costs means all costs payable by a member of the Group, or the Managing Agent on its behalf, in respect of the Properties;

Operating Costs Account means, each bank account established or to be established on behalf of a member of the Group into which the Operating Costs relating to that member’s Properties will be paid;

Ordinary Shares means the redeemable ordinary shares of no par value in the capital of the Company issued and designated as “Ordinary Shares” and having the rights, restrictions and entitlements set out in the Articles;

Outsourcing and Delegation Policy means the policy statement and guidance notes on (1) outsourcing and (2) delegation by Jersey certified funds and fund services businesses published by the Jersey Financial Services Commission as amended, supplement or replaced from time to time;

Performance Fee has the meaning given in Schedule 1;

Portfolio Company  means any undertaking, whether a company, partnership or otherwise, in which the Group holds an Investment (whether directly or indirectly);

Property means each property held by the Group on the date of this Agreement and such other properties as are acquired or continue to be held by the Group from time to time;

Property Management Services means the services described in Schedule 4;

Prospectus means the prospectus to be issued by the Company in relation to the Issue as prepared and published by the Company and filed with the FCA in accordance with the Prospectus Rules;

Prospectus Rules means the Prospectus Rules of the FCA made and enforced in its capacity as UK Listing Authority and as the competent authority for the purposes of Part VI of FSMA;

Rent Account means, in respect of each member of the Group, a bank account or accounts established or to be established into which all principal rent and premiums or other payments in the nature of principal rent due under any of the Leases (together with any interest and VAT relating to the same) will be paid;

Rules means the rules and statements of principle and the applicable designated rules and codes made by the FCA, as amended from time to time;

Services means the services to be performed by the Investment Manager, or procured by the Investment Manager to be performed by any of its Associates or third party service providers under the terms of this Agreement, including the Investment Services and the Property Management Services;

Service Charge means a service charge paid or payable by a Tenant pursuant to a Lease;

Tenant means a tenant under a Lease;

Tiger Acquisition Agreement  means the agreement for the sale and purchase of the issued share capital of KWVF Tiger Limited entered into among KW Europe Investors Limited, Welford Limited and the Company;

Tiger Consideration Shares  means the Ordinary Shares issued in consideration pursuant to the Tiger Acquisition Agreement;

Valuation means a valuation of a Property by a Valuer on the basis of the Market Value;

Valuation Policies and Procedures means the policies and procedures for valuing the Investments based on IFRS, initially as described in the Prospectus and thereafter as may be revised and adopted by the Company from time to time with the consent of the Investment Manager (not to be unreasonably withheld or delayed).

Valuer  means an independent valuer experienced in the valuation of assets of a similar type to the Property, appointed by or on behalf of the Company to determine the Market Value of the Property;

VAT  means (a) any value added tax as provided for in the Council Directive of 28 November 2006 on the Common System of Value Added Tax (2006/112/EC) as amended and implemented in the respective national value added tax laws of the member states of the European Union; and (b) any other tax of a similar nature whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere; and

1.2        The expression person means any person, firm, partnership or company or other legal entity and includes legal personal representatives and successors.

1.3        The expressions subsidiary and holding company shall have the meanings attributed to them by section 1159 of the Companies Act 2006 and a subsidiary undertaking or parent undertaking is to be construed in accordance with section 1162 of the Companies Act 2006.

1.4        The expression Business Day means any day (not being a Saturday, Sunday or public holiday in the United Kingdom or Jersey) on which banks generally are open for business in London and Jersey.

1.5        What constitutes gross negligence for the purposes this Agreement shall be determined by reference to the standard of gross negligence that would ordinarily apply in the case of analogous arrangements governed by the law of the State of New York, United States of America.

1.6        Headings and titles are used for ease of reference only and do not affect the interpretation of this Agreement.

1.7        Whenever required by the context, the use of the singular shall be construed to include the plural and the use of the plural the singular, and the use of any gender includes all genders.

1.8        Unless otherwise stated, any reference to any Clause or Schedule is a reference to a Clause or Schedule of this Agreement and each schedule forms part of this Agreement and a reference to Agreement is a reference to the agreement set out in this document.

1.9        A reference to any statute or statutory provision (including any subordinate legislation) shall be construed as a reference to the same as it was in effect at the relevant date (including any amendments, modifications or re-enactments prior to such date in effect on such date) or as it may from time to time be amended, modified or re-enacted after the date of this Agreement.

2.	APPOINTMENT

2.1        The Investment Manager is hereby appointed by the Company to act, and the Investment Manager hereby agrees to act, as investment manager to the Group in relation to the Investments and such other related affairs of the Group in accordance with, and subject to, the terms and conditions of this Agreement and the overall supervision of the Company Board.

2.2        Without limitation to Clause 2.1, the Company appoints the Investment Manager to carry out, with full discretion and authority, the matters referred to in Clause 3, including the Investment Services and the Property Management Services.

2.3        The appointment of the Investment Manager under Clauses 2.1 and 2.2 shall come into effect on the Effective Time and shall continue until validly terminated in accordance with Clause 12.

3.	SERVICES

3.1        The Investment Manager shall render the Services on the terms set out in this Agreement subject to the Investment Policy and the investment restrictions set out in the Prospectus (as may be amended or supplemented by the Company from time to time).

3.2        The Company shall, as soon as reasonably practicable, give written notice to the Investment Manager of any potential amendment of, or supplement to, the Investment Policy or the investment restrictions set out in the Prospectus. If the Investment Manager does not consent to any material change to the Investment Policy, it may terminate this Agreement immediately on written notice to the Company in accordance with Clause 12.4 below.

3.3        The Company shall provide the Investment Manager with all information that the Investment Manager may reasonably request from the Company in order for the Investment Manager to perform the Services in accordance with this Agreement.

4.	INVESTMENT MANAGER’S OBLIGATIONS

4.1        The Investment Manager in carrying out its obligations under and in performing the Services shall, and shall procure that any Associate to whom the Investment Manager has delegated any of its obligations under this Agreement, or any employee of such Associate involved in the performance of such delegated functions shall:

(a)	use all reasonable care and skill and act diligently in, and devote sufficient time and attention to, the performance of its duties under this Agreement;

(b)	have available or access to sufficient personnel of an appropriate calibre and experience to enable the Investment Manager to properly and efficiently fulfil its duties under this Agreement;

(c)	use all reasonable care and skill to observe and comply with Applicable Law, the Investment Policy, the investment restrictions set out in the Prospectus and the Articles;

(d)	use all reasonable care and skill to observe and comply with all lawful orders and directions given to the Investment Manager from time to time by or on behalf of the Company;

(e)	acquire, manage and realise Investments in accordance with the Investment Policy;

(f)

provide the Services, and provide information to the Company, in such a manner as to enable the Group to comply with the requirements of Applicable Law (subject always to Applicable Law not requiring or preventing disclosure);

(g)	take no action in the performance of its duties under this Agreement (and shall procure that any person that performs any of its duties pursuant to Clause 4.2 shall not take any action) which would:

(i)	not be permitted under the Articles or the Prospectus;

(ii)	not be consistent with the Investment Policy;

(iii)	violate an obligation of any member of the Group under any contract entered into by that member of the Group provided that the Investment Manager is aware of such obligation; or

(iv)	violate any Applicable Law applicable to its duties to the Group under this Agreement; and

(h)	keep proper records of all work done by or on behalf of the Investment Manager concerning the provision of the Services.

4.2        To the extent permitted by and subject to the Applicable Law, the Investment Manager may:

(a)

delegate any of its functions, powers, discretions, privileges and duties under this Agreement relating to the Investment Services and the Property Management Services (including, without limitation, pursuant to the Investment Advisory Agreement) to any other person that is its Associate (for so long as such person remains its Associate) and provide information about the Group and the Investments to any such person; and

(b)	employ, or have its Associates employ, other agents or third party service providers to perform or advise in relation to the performance by it of any of the Services,

PROVIDED THAT the involvement of any such other person shall not release the Investment Manager from any liability to perform its obligations under this Agreement, and the Investment Manager will remain responsible for the acts and omissions of any such other person, and subject to Clause 5.10 bear all fees, expenses and other charges thereby incurred and provided further that, if relevant, such other person is appropriately authorised in the conduct of a designated investment business to carry out any such acts on the Investment Manager’s behalf.

4.3        The Investment Manager may enter into any agreement with any third parties pursuant to which it is to share any part of its fees under this Agreement with such third parties.

4.4        The Investment Manager agrees that, to the extent that its responsibilities and duties under this Agreement require it to do so, it will communicate, liaise and/or co-operate with the Administrator as required under the Administration Agreement.

4.5        The Investment Manager undertakes to use all commercially reasonable efforts to prevent the Investment Manager’s performance of this Agreement (including any delegation under Clause 4.2) from causing the Company from becoming subject to United Kingdom taxation or to U.S. federal or state taxation or taxation in any other jurisdiction in which the Investment Manager (or any of its Associates) conducts business (in each case by reason of being deemed to be a resident thereof or having a permanent establishment therein or by causing the Company to be engaged, or deemed engaged, in the conduct of a trade or business in the United States for U.S. federal tax purposes) by acting or failing to take any action where the Investment Manager (or any of its agents) ought reasonably to have known such action or such failure would have such effect (and for these purposes, the Investment Manager or other person, as the case may be, shall be assumed to have taken appropriate professional advice as to such taxation matters).

5.	PAYMENT OF FEES AND CHARGES AND ALLOCATION OF COSTS AND EXPENSES

Management Fee

5.1        In consideration of the Investment Manager’s agreement to provide the Services pursuant to the terms of this Agreement, the Company shall pay the Investment Manager a management fee calculated in accordance with Clause 5.2 (the Management Fee).

5.2	The Management Fee will be:

(a)

paid quarterly in arrear in an amount equal to one-quarter of 1.0 per cent. of the EPRA NAV as at the relevant quarter end, except that until the investment or commitment to investment of at least 75 per cent. of the net cash proceeds of the Issue, the Management Fee will be paid quarterly in arrear in an amount equal to one-quarter of 1.0 per cent of the invested and committed capital of the Issue (plus the number of Tiger Consideration Shares multiplied by the Issue Price) as at the relevant quarter end.

For the avoidance of doubt, once the Company has invested or committed to investment of at least 75 per cent. of the net cash proceeds of the Issue, the Management Fee paid quarterly will always be an amount equal to one-quarter of 1.0 per cent of the EPRA NAV as at the relevant quarter end; and

(b)	notified by the Investment Manager to the Company for payment by the Company and will be paid by the Company within ten Business Days of that notification.

For the first and last quarters during which the Investment Management Agreement is in force, the Management Fee will be paid pro rata to the number of the days in that relevant quarter.

For these purposes, amounts invested in cash, cash equivalents, near cash instrument and money market instruments will not be considered to have been “invested” or “commitment to investment”.

Half of each quarterly instalment of the Management Fee will be paid in cash and half will be paid by the delivery to the Investment Manager of such number of Ordinary Shares (or cash in place of the delivery of the Ordinary Shares as the case may be) determined in accordance with Schedule 2.

5.3        Any dispute regarding the calculation of, or any adjustment to, the Management Fee, shall be resolved in accordance with Clause 5.7.

Performance Fee

5.4        The Investment Manager will also be entitled to a Performance Fee in respect of each Accounting Period in which a Performance Fee is earned on the terms set out in Schedule 1. The Investment Manager will nominate the Carried Interest Partner to receive the Performance Fee from the Company.

5.5        Any dispute regarding the calculation of, or any adjustment to, the Performance Fee, shall be resolved in accordance with Clause 5.7.

5.6        If any change in the taxation of the Company or any other member of the Group may have a material adverse impact on the amount of the Performance Fee that is or may be payable, the Company agrees that it will negotiate in good faith with the Investment Manager to amend the terms of the Performance Fee in order to mitigate that material adverse impact to the greatest extent possible.

Resolution of disputes

5.7        Subject to Clause 5.8, if the Company disagrees with the amount of any fee calculation provided to it by the Investment Manager pursuant to Clause 5 or Schedule 1, the Company may serve notice to that effect on the Investment Manager within 14 days after the date that the calculation is provided to the Company (the Notification Date) and if the Company and the Investment Manager fail to agree the same within 14 days of the Notification Date (the Initial Determination Date), the matter (i.e. the manner of the calculation or the adjustments made, as applicable) shall be referred to an independent expert (the Expert) chosen by the Company and the Investment Manager for final determination, whose decision shall have regard to the Valuation Policies and Procedures and be regarded as the decision of an expert and not of an arbitrator and, in the absence of manifest error, shall be binding and final upon the Company and the Investment Manager. The Company shall pay the relevant fee to the Investment Manager in such amount as determined by the Expert within ten Business Days of the Expert having made its decision. The Expert shall be appointed by agreement between the Company and the Investment Manager within ten days of the Initial Determination Date or, in default of agreement during this period, by the President of the Institute of Chartered Accountants of England and Wales from time to time at the request of the Company or the Investment Manager. Each of the Company and the Investment Manager shall bear its own costs in connection with any such determination by the Expert save that the Expert’s fee shall be borne equally between the Investment Manager and the Company. Provided that the parties comply with this clause, failure to agree any fee calculation or adjustment thereto shall not constitute a breach of this Agreement.

5.8        In the absence of any fraud or misrepresentation by or on behalf of the Investment Manager, once a Management Fee instalment or Performance Fee has been paid under this Agreement, subject to Applicable Law, it shall not be open to the Company to require any repayment of such fee unless there is any overpayment of the relevant fee by mistake.

Expenses

5.9        The Investment Manager shall provide, or shall procure that one or more Associates of the Investment Manager provides, for the duration of the Agreement, such resources as may be necessary for the due performance of its obligations and duties under this Agreement and the Investment Manager shall pay on its own account all costs and expenses incurred by it in connection with the performance of the Services except to the extent that Clause 5.10 provides that any such cost or expense is to be borne by a member of the Group.

5.10      So far as permitted by Applicable Law, the Company shall pay or reimburse the Investment Manager (against appropriate evidence of payment thereof) in respect of all out-of-pocket expenses reasonably incurred by the Investment Manager (and any Associate to whom the Investment Manager has delegated any of its obligations under this Agreement) under this Agreement (regardless, in the case of any particular cost or expense, of whether: (i) the cost or expense in question arises in connection with the performance by the Investment Manager of the Services; or (ii) the cost or expense in question should properly be invoiced by any person directly to a member of the Group but has, for any reason, been invoiced by any person to the Investment Manager (or any of its Associates), including, without limitation:

(a)

all audit, third party taxation and third party valuation fees, accountancy fees of the Group and legal expenses incurred in connection with any Services rendered to the Group in connection with this Agreement (including, but not limited to, the calculation of the Company’s EPRA NAV, the Management Fee and any Performance Fee);

(b)	all fees and expenses of whatever kind relating to services provided under the Administration Agreement;

(c)	all general regulatory fees and expenses relating to the Group or any of its Investment;

(d)

all fees and expenses of whatever kind relating to specific Investment Services or Property Management Services or any other services provided by third party service providers engaged by the Investment Manager or any of its Associates, on behalf of, or for the account of, any member of the Group or in relation to any Investment of the Group;

(e)	all expenses arising out of or incidental, to deposits or loans made by the Group;

(f)	any stamp and other duties, taxes, governmental charges, brokerage, insurance, transfer fees, registration fees and other similar duties and charges payable in respect of the acquisition (to the extent normally borne by a purchaser) or realisation (to the extent normally borne by a seller) of any Investment, including charges for the transfer of funds, or instructions for delivery of securities by cable, telephone or otherwise;

(g)	interest on and charges and expenses of arranging, and arising out of, all borrowings made by the Group;

(h)	all taxes and corporate fees payable by the Group to any government or other authority or to any agency of any government or authority in the United Kingdom, the United States, Jersey or elsewhere;

(i)	all charges in connection with the transfer of Investments and insurance in respect of Investments as the Investment Manager may consider appropriate;

(j)	the charges of any bank or nominee or custodian in connection with the safekeeping of the Investments;

(k)

the travel and other expenses of the directors of members of the Group reasonably incurred in carrying out the business of the Group, including without limitation, travel to and from board meetings, in their capacity as directors;

(l)

the travel and related expenses reasonably incurred by the Investment Manager or by employees or officers of the Investment Manager or any of its Associates (and their employees, directors and officers) in performing the Services, including but not limited to attending meetings of the Company Board, committees of the Company Board or meetings or committees of the boards of any other member of the Group;

(m)	all premiums in respect of directors’ and officers’ liability insurance taken out by or on behalf of any member of the Group;

(n)	all subscriptions of the Company to associations or other bodies representing the interests of the Company;

(o)

all other Investment-related costs and disbursements reasonably incurred in the course of providing the Services, including all issuance and transaction costs incidental to the acquisition, disposition or financing of Investments and all other professional and other proper and reasonable charges in respect of Services rendered to the Group in connection with such matters;

(p)

all costs and disbursements reasonably incurred in the course of providing Services in connection with potential Investments that are aborted or otherwise, not consummated by the Group (Aborted Investments), including all issuance and transaction costs incidental to the proposed acquisition, proposed disposition and/or proposed financing of Aborted Investments and all other professional and other proper and reasonable charges in respect of Services rendered to the Group in connection with Aborted Investments;

(q)

all investor relations expenses incurred in respect of the Company (including internal costs of the Investment Manager or its Associates attributable to investor relations services provided in respect of the Company); and

(r)	all other expenses reasonably incurred by the Investment Manager under this Agreement on behalf of, or for the account of, the Group.

5.11      Subject to Clause 5.10, neither the Company nor any member of the Group shall be liable to reimburse the Investment Manager or its Associates for:

(a)

the Investment Manager’s (or its Associates’) general overheads, including salaries, wages, bonuses, personal insurance and other employee benefits of the Investment Manager’s employees, postage, telephone, telecopying, faxing and cable and travel (other than as referred to above) and separate professional indemnity insurance policies for the Investment Manager or its Associates;

(b)	any advisory fees or remuneration payable to persons to whom the Investment Manager has delegated any of its duties or obligations under this Agreement other than as provided herein;

(c)	any office facilities, office or executive staff or office equipment of the Investment Manager (or its Associates); and

(d)	any general legal (other than regulatory related legal fees) and accounting fees relating to the organisation and running of the Investment Manager and its Associates other than as provided herein.

5.12      The Company shall pay or reimburse the Investment Manager for any reasonable legal fees and expenses incurred after Admission by the Investment Manager or its Associates in connection with the Services.

5.13      All charges and fees referred to in this Agreement are expressed to be exclusive of value added taxes and accordingly where any such charge or fee represents, for value added tax purposes, the consideration for a supply that is taxable at a positive rate, the Company shall (or shall procure another member of the Group to), against delivery of an appropriate tax invoice, in addition to making payment of any such charge or fee, pay to the Investment Manager (or its Associate, where applicable) an amount equal to the applicable value added tax properly chargeable in respect of the relevant supply at the rate from time to time prescribed by applicable law at the same time as the relevant charge or fee is paid by the Company or another member of the Group.

5.14      The Investment Manager and its Associates shall be entitled to receive and retain for their own benefit all fees, commissions, expenses and similar benefits derived from any joint venture or comparable arrangement in which a member of the Group invests alongside a third party investor, such as performance fees, arrangement fees, commitment fees, transaction fees, monitoring, directors’, advisory, management and exit fees.

5.15      For the avoidance of doubt, any fees, commissions, expenses and similar benefits received by the Investment Manager and its Associates pursuant to Clause 5.14 shall be separate from the Management Fee and the Performance Fee, and shall not offset the Management Fee or the Performance Fee under this Agreement.

6.	INVESTMENT MANAGER’S REPRESENTATION ON THE COMPANY BOARD

6.1        The Investment Manager shall be entitled to nominate such number of candidates for appointment to the Company Board so that the Investment Manager shall at all times have the right to nominate (and remove) a number of directors as is equal to one less board seat than the number of independent directors required so that the Independent Directors constitute a majority of the Company Board.

6.2        Subject to the Articles and Applicable Law, the Company shall take all actions reasonably necessary to procure the appointment to the Company Board of each candidate nominated by the Investment Manager under Clause 6.1 and, should the Investment Manager so notify the Company, the Company shall take all actions reasonably necessary to procure the removal of any such person from the Company Board and the appointment of another candidate nominated by the Investment Manager in his or her place.

6.3        The Investment Manager must procure that any written consents, notices and other information required under Applicable Law are promptly delivered in order to give effect to each appointment contemplated by Clause 6.2.

6.4        The Investment Manager agrees that all the current or future candidate nominated by the Investment Manager to the Company Board will waive their entitlement to receive fees for their services as directors of the Company and as participants of any committee of the Company Board.

7.	RECORDS

7.1        The records maintained by the Investment Manager (or any agent acting on its behalf) on the Group’s behalf shall at all times during normal business hours be open for inspection by any member of the Company Board and any other person authorised by the Company Board (the Appointee) subject to receipt of advance written notice of at least three Business Days, except for information regarding any Property which shall be available at all times during normal business hours for inspection by any member of the Company Board or Appointee without any advance written notice. The Investment Manager shall ensure that such records distinguish between expenses incurred on behalf of the Group and expenses incurred on behalf of other entities managed or advised by the Investment Manager or any of its Associates (which will not be open for inspection).

7.2        The Investment Manager shall allow the Company’s auditors, or other financial or legal advisers to the Company such access to the Investment Manager’s auditors and, if necessary, provide certificates from time to time in respect of such transactions, holdings, books, records and systems as the Company or its auditors or advisers may reasonably require in connection with the discharge of their services to the Group.

7.3        The access referred to in Clause 7.1 shall be provided for the following purposes:

(a)	performing audits on the Group;

(b)	performing audits on and carrying out inspections on the Investment Manager to verify its compliance with any of its obligations under this Agreement; or

(c)	performing due diligence on the Group in the case where an offer is made for the Company.

provided that the Appointee (except where the Appointee is an internal auditor of the Company) shall, if requested by the Investment Manager in writing, enter into a confidentiality undertaking no less onerous than the confidentiality provisions of this Agreement.

7.4        The Investment Manager shall provide all reasonable assistance to the Company and the Appointee in conducting any such audit and will provide the Appointee with such copies of relevant documentation and information as the Appointee shall reasonably request.

8.	MEETINGS AND REPORTS

8.1        The Investment Manager shall prepare investment reports and papers for the Company Board in such form as may be agreed with the Company Board in respect of: (i) any proposed transaction relating to an Investment (including the initial acquisition, or the realisation of an Investment); and (ii) the progress of each Investment, in each case on a quarterly basis, and a monthly cash forecast report.

8.2        The quarterly progress report referred to in Clause 8.1 shall set out:

(a)	a statement of the Investments together with the Investment Manager’s most recent fair valuation thereof; and

(b)	details of the Investments purchased or otherwise acquired and of the Investments sold or otherwise disposed during the relevant period.

8.3        The Investment Manager shall procure that an appropriately qualified member of its staff attends (in person or by visual or audio means of communication) all meetings of the Company Board and general and extraordinary meetings of shareholders of the Company as a representative of the Investment Manager. Such representative may be a director or shareholder of the Company and where that is the case, the representative shall, subject to the Articles and Applicable Law, not be prevented from exercising any rights that may be afforded to them as directors or shareholders of the Company under the Articles.

9.	OTHER ADVISERS

9.1        Subject to any limitations specifically imposed by the Board, the Investment Manager shall be authorised, at the Group’s expense, to commission advice for the

Company and the other members of the Group to the extent reasonably required in connection with the performance of its duties under this Agreement.

9.2        For the avoidance of doubt and without prejudice to Clause 4.2, the Investment Manager shall not be responsible for any advice given to the Company or any other member of the Group by any other suitably qualified adviser to or agent of the Company or any other member of the Group. In particular, but without limitation, the Investment Manager shall not be responsible for any due diligence carried out on any Investment by any other adviser to or agent of the Company or any other member of the Group.

9.3        The Investment Manager may, where reasonably required for the performance of its duties under this Agreement, act or rely on the opinion or advice or any information given to the Company or any other member of the Group or the Investment Manager by any suitably qualified broker, investment adviser, lawyer, accountant, administrator, consultant, valuer or other expert and the Investment Manager shall not, in the absence of its fraud, gross negligence or wilful default, or that of its directors, officers, employees or agents, be responsible for any loss occasioned as a result of or arising from acting or relying on any such opinion, advice or information.

10.	WARRANTIES, COVENANTS AND UNDERTAKINGS

10.1      The Company represents and warrants to the Investment Manager that it has full power and authority to appoint the Investment Manager on the terms of this Agreement.

10.2      Each of the Company and the Investment Manager represent and warrant to the other that:

(a)

other than those that have been obtained at the date of this Agreement, no authorisations, approvals, consents, licences, exemptions and other requirements are required under the laws or regulations of their respective jurisdictions with respect to the execution and delivery of this Agreement and the performance of their respective obligations under this Agreement;

(b)	all acts, conditions and things required by the laws and constituting documents in force in each parties’ respective jurisdiction to be done, fulfilled and performed in order to:

(i)	enable it lawfully to enter into, execute, deliver, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement; and

(ii)	ensure that the obligations expressed to be assumed by it are legal, valid and enforceable in each parties’ respective jurisdiction,

have been done, fulfilled and performed in strict compliance with the laws of each parties’ respective jurisdiction and this Agreement has been duly executed and delivered by it; and

(c)

the execution and delivery by it of this Agreement and the performance by it of the obligations contemplated by this Agreement do not and will not conflict with or infringe the provisions of its constitutional documents.

10.3      No warranty is given by the Investment Manager as to the performance or profitability of the Investments or any one of them.

10.4      The Investment Manager undertakes that, prior to Admission, it shall deliver to the Company, and shall procure that the Carried Interest Partner delivers to the Company, an investor letter, in form and substance satisfactory to the Company, containing certain representations, warranties and undertakings in relation to US law.

11.	LIABILITY AND INDEMNITY

11.1      The Investment Manager, its Associates or its or their respective officers, directors or employees shall not be liable for any loss, claim, damage, expense or liability suffered or incurred by the Company or any other member of the Group, or any profit or advantage of which the Company or any other member of the Group may be deprived, which arises directly or indirectly from or in connection with any of the Services provided by the Investment Manager or any of its Associates in connection with the performance of the Investment Manager’s duties under this Agreement (including, without limitation, any depreciation in the value of any Investment or the income derived from it), except in so far as the same arises as a result of the gross negligence, wilful default or fraud of the Investment Manager, an Associate of the Investment Manager or any of their officers, directors or employees.

11.2      The Investment Manager, its Associates or its or their respective officers, directors or employees shall not be liable to the Company or any other member of the Group on account of anything done or omitted by the Investment Manager, its Associates or its or their respective officers, directors or employees in accordance with or in pursuance of any direct request or advice of the Board, the Company, any other member of the Group or any of their respective agents or delegates.

11.3      Save as provided for in Clause 4.2, the Investment Manager, its Associates or its or their respective officers, directors or employees shall not be liable under the Agreement for any loss, claim, damage, expense or liability suffered or incurred directly or indirectly by the Company or any other member of the Group as a result of any act or omission of:

(a)	any other suitably qualified person, firm or company through whom transactions in Investments are effected for the Group’s account;

(b)	any other suitably qualified person having custody or possession of the Group’s assets from time to time;

(c)

any registrar engaged to administer the Company’s or any other member of the Group’s share, unit or partnership interest register or other registers of holders of securities or instruments issued by the Company or any other member of the Group; or

(d)	any administrator or other service provider engaged with the agreement of the Company to provide administration or company secretarial services to the Company or the Group (or part thereof).

11.4      The Investment Manager, its Associates or its or their respective officers, directors or employees shall not be liable for any loss, claim, damage, expense or liability suffered or incurred by the Company or any other member of the Group which arises directly or indirectly from or in connection with any delay in the performance or any non-performance of any of its obligations under this Agreement if and to the extent that the delay or non-performance is owing to war, terrorism, enemy action, the act of any government or competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, explosion, strike, lock-out or other circumstance which is beyond the reasonable control of the Investment Manager.

11.5      The Company agrees that, if so requested by the Investment Manager, it will ratify and confirm any act or thing as lawfully and properly done or caused to be done by the Investment Manager or any permitted agent or delegate of the Investment Manager in the proper performance of the Investment Manager’s duties under this Agreement provided that such act or thing was in compliance with this Agreement and other than in each case, anything done in direct contravention of a specific reasonable and lawful instruction (not previously revoked) from the Company Board to the Investment Manager.

11.6      The Company shall indemnify and hold harmless the Investment Manager and all its Associates and its or their agents and their respective officers, directors and employees (each an Indemnified Person) from and against all claims, actions, damages, demands or proceedings (and associated losses, expenses and liabilities) which may be brought against or suffered, incurred or sustained by that Indemnified Person to the extent that the same arises directly or indirectly from or in connection with the performance by the Investment Manager of the Services, provided however that this indemnity shall not extend to liability attributable to the gross negligence, wilful default or fraud of any such Indemnified Person. For the avoidance of doubt, this Clause 11.6 shall not apply to any taxation in respect of fees, commissions or other remuneration payable to the Investment Manager or the Carried Interest Partner in connection with this Agreement.

11.7      The indemnity contained in this Clause 11 shall continue to apply after the termination of this Agreement without limit in time.

12.	TERM AND TERMINATION

12.1      This Agreement has an initial term ending three years from Admission at which time it shall be deemed to automatically renew and continue in force in perpetuity thereafter unless and until this Agreement is otherwise terminated in accordance with this Clause 12.

12.2      The Company may terminate this Agreement:

(a)	immediately on written notice to the Investment Manager (not to be provided prior to the third anniversary of the Agreement) if termination of the

Agreement has been approved by the vote of 75 per cent of the Independent Shareholders voting on the relevant resolution, in which case:

(i)

in addition to all the fees and expenses payable to the Investment Manager pursuant to Clause 12.13, the Investment Manager shall be paid an amount in cash equal to three years’ Management Fees (calculated by reference to the prevailing EPRA NAV per Ordinary Share as at the date of termination), and a Performance Fee in cash calculated to the date of termination; and

(ii)

upon the request of the Company, the Investment Manager shall provide investment management services (consistent with services provided by the Investment Manager during the term of this Agreement) to the Group for a transition period of up to six months after the date of termination of this Agreement. The Company shall pay the Investment Manager a Management Fee in cash pro rata to the number of days in such transition period during which the investment management services are provided;

(b)

immediately on written notice to the Investment Manager within six months of the effective date of a Change of Control of the Investment Manager provided that such termination has been approved by the vote of a simple majority of the Independent Shareholders voting on the relevant resolution;

(c)

immediately on written notice to the Investment Manager if the Investment Manager has committed an act of gross negligence, fraud or wilful misconduct in each case in connection with the performance of the Services or a material breach of the Investment Policy, and which in any such case is either (i) incapable of remedy, or (ii) has not been remedied by the Investment Manager within three months of the Company giving written notice to the Investment Manager specifying such act and requiring that it is remedied; or

(d)

by giving three months’ written notice to the Investment Manager if the Investment Advisory Agreement is terminated and has not been replaced by a comparable agreement among the Investment Manager and other members of the KW Group (which may include one or more of the Investment Advisers).

12.3      The Investment Manager may terminate this Agreement immediately on written notice to the Company if the Company is in material breach of any of its material obligations under this Agreement (and such breach is not due to the acts or omissions of the Investment Manager), which breach is either (i) incapable of remedy or (ii) has not been remedied to the reasonable satisfaction of the Investment Manager within three months of the Investment Manager giving written notice to the Company specifying the breach.

12.4      The Investment Manager may terminate this Agreement immediately on written notice to the Company if:

(a)	the Company undergoes a Change of Control;

(b)

the Company Board either (i) acquires or disposes of any investment (but not if the Independent Directors determine to proceed with the acquisition or disposal pursuant to Clause 14.5 (c) or 14.5 (d) of this Agreement), except on the advice of the Investment Manager; or (ii) raises new equity or distributes any income or capital of any member of the Group of the Investment Manager without the consent of the Investment Manager (such consent not to be unreasonably withheld or delayed); or

(c)	the Company makes a material change to the Investment Policy without the Investment Manager’s prior consent.

12.5      In the event of termination of this Agreement pursuant to Clause 12.3 and Clause 12.4, in addition to all the fees and expenses payable to the Investment Manager pursuant to Clause 12.13 as at the date of termination, the Investment Manager shall be paid an amount in cash equal to three years’ Management Fees (calculated by reference to the prevailing EPRA NAV per Ordinary Share as at the date of termination) and a Performance Fee in cash calculated to the date of termination.

12.6      Any party may terminate this agreement immediately by written notice to the other if that other party:

(a)	fails or becomes unable to pay its debts as they fall due;

(b)

has an administrator or similar officer or an administrative receiver or the Viscount in Jersey appointed over, or any encumbrancer takes possession of, the whole or any significant part of its undertaking or assets; or

(c)

passes a resolution for winding up (otherwise than for the purpose of a bona fide scheme for solvent amalgamation or reconstruction) or bankruptcy as defined in Article 8 of the Interpretation (Jersey) Law, 1954 (as amended).

12.7      On termination of this Agreement for whatever reason, the Investment Manager shall return to the Company (or such other person as the Company may direct), as appropriate, all records, documents and other property of the Group in its possession relating to the affairs of the Group except those that the Investment Manager is required by law or any regulatory authority to retain, in which event, the Investment Manager shall allow the Company and its agents and advisers access to such items during usual business hours whenever requested and shall permit copies of any such items to be taken by the Company and its agents and advisers. For the avoidance of doubt, papers relating to the means by which the Investment Manager provides Services to the Group under this Agreement are records of the Investment Manager and not records of the Company or any other member of the Group.

12.8      On termination of the Agreement, the Investment Manager and the Company shall provide reasonable assistance to each other and any relevant third party (including any replacement investment manager) in order to achieve the smooth and timely hand-over of management responsibilities on termination.

12.9      Each of the Company and the Investment Manager agrees that, after termination of this Agreement, it will not hold itself out as connected in any way with the other or take any action which could reasonably be construed as implying that there is any connection between it and the other.

12.10    On termination of this Agreement for any reason, the Company shall:

(a)

procure that an extraordinary general meeting of the Company is held as soon as practicable and, in any event, not later than three months from the date of termination of this Agreement, at which a resolution is proposed for the name of the Company to be changed to one not including the name “Kennedy-Wilson”, any name that is derived from it or anything that is confusingly similar to any such name;

(b)

procure that all necessary steps are taken for the names of all other members of the Group to be changed, where required, to names not including the name “Kennedy-Wilson” or “Kennedy Wilson” or “KW”, any name that is derived from it or anything that is confusingly similar to any such name;

(c)

cease to use (including in business names, trade or service names or marks, domain names, designs and logos) the name “Kennedy-Wilson”, any name that is derived from it, any associated logos or devices or anything that is confusingly similar to any such thing, and shall procure that each other member of the Group shall comply with the provisions of this clause; and

(d)

ensure that each member of the Group ceases as soon as practicable to hold itself out as being part of, or otherwise connected or associated with, or to use any corporate logo of a type, name or style which implies any ongoing link or association with, the Investment Manager or any member of the KW Group.

12.11    The payment obligations contained in this Clause 12 shall continue to apply after the termination of this Agreement without limit in time.

12.12    Any termination of this Agreement or of the provision of any of the Services shall be without penalty and shall not affect any accrued rights or liabilities of the parties nor shall it affect the coming into force or the continuance in force, of any provision of this Agreement which is expressly or by implication intended to come into or to continue in force on or after such termination.

12.13    In the event of termination of this Agreement in accordance with its terms, the Investment Manager shall be entitled to all fees and other amounts payable to it pursuant to this Agreement up to the date of termination, including any Management Fee and Performance Fee which shall be calculated on a pro rata basis to the date of termination and payable in cash. Any termination shall be without prejudice to the completion of transactions already initiated, which shall be completed in accordance with the terms of those transactions.

13.	CONFIDENTIALITY

13.1      The Investment Manager undertakes with the Company (on its own behalf and on behalf of the Group and their directors, partners and employees) and the Company undertakes with the Investment Manager (on its own behalf and on behalf of its Associates and their directors, partners and employees) not to disclose, or cause or suffer to be disclosed to any person (other than, in the case of the Investment Manager, its professional advisers and those persons referred to in or contemplated by Clause 4.2 above, or, in the case of the Company, its professional advisers), whether for its own purposes or as the agent or consultant of any person, any confidential information relating to the business, assets, finances or affairs or other matters of a confidential nature of the Group (in the case of the undertaking given by the Investment Manager) and of the Investment Manager and its Associates (in the case of the undertaking given by the Company) except for information which is:

(a)	not of a material nature;

(b)	in the public domain other than as a result of a breach of this Agreement;

(c)

in the opinion of the relevant party, acting reasonably, necessary or desirable to disclose in connection with the enforcement of this Agreement or the preservation or maintenance of its rights under this Agreement or any actual or prospective legal action involving any other party;

(d)

required to be disclosed by law, the requirements of any stock exchange or listing authority, the Panel on Takeovers and Mergers, the FCA, the Jersey Financial Services Commission or any other regulatory or takeover authority or any insurer; or

(e)	disclosed with the written permission of the other.

13.2      The restrictions contained in this Clause 13 shall continue to apply after termination of this Agreement without limit in time.

14.	CONFLICTS OF INTEREST

14.1      The services of the Investment Manager under this Agreement are not exclusive. The Company acknowledges, other than as provided in this Clause 14, that the Investment Manager and each of its Associates and its and their respective directors, partners and employees may from time to time act as manager, investment adviser or dealer in relation to, or be otherwise involved in, investment vehicles other than the Company which have a similar investment policy and investment objective to that of the Company. It is, therefore, possible that any of them may, in the course of business, have potential conflicts of interest with the Company or other members of the Group. The Investment Manager will, at all times, have regard in such event to its obligations to the Company and will seek to ensure that any such conflicts are resolved fairly (having regard to the conflicts of interests statements in the Prospectus) and that investments under the common management of the Investment Manager and other members of the KW Group are managed for the benefit of all investors.

14.2      Notwithstanding Clause 14.1, neither the Investment Manager nor its Associates shall be liable to account to any member of the Group for any profit, commission, remuneration made or received from or by reason of such transactions or any connected transactions and the Management Fee and Performance Fee shall not, unless otherwise provided, be abated thereby. Unless so specified in this Agreement, the Investment Manager shall not (and its Associates shall not) be liable to account to the Company or any other member of the Group for or to disclose any profit, commission or remuneration made or received (whether from any client or otherwise) by the Investment Manager by reason of any transaction undertaken with or for the Group.

14.3      Subject as provide in Clause 14.5:

(a)

the Investment Manager, each of its Associates and each of its and their respective directors, partners and employees or any person connected with the Investment Manager may invest in, directly or indirectly, or manage or advise other investment vehicles which invest in investments or assets which may also be purchased or sold by the Group; and

(b)

neither the Investment Manager nor any of its Associates or its or their respective directors, partners or employees nor any person connected with any of them shall be under any obligation to offer investment opportunities of which any of them become aware to the Group or to account to the Group in respect of (or share with the Group or inform the Group of) any such transaction or any benefit received by any of them from any such transaction save as expressly set out in the Investment Policy.

14.4      The Investment Manager will not and will use reasonable endeavours to procure that none of its Associates and its and their directors, partners or employees will deal, as principal or agent for a third party, with the Group except where dealings are carried out as if effected on normal commercial terms negotiated on an arm’s length basis and provided also that:

(a)

the Investment Manager, its Associates and its and their directors, partners or employees may, without prior reference to the Company, buy, hold and deal in any Investments upon individual accounts notwithstanding that similar Investments may be held by the Group; and

(b)

nothing herein contained shall prevent the Investment Manager or any of its Associates or its and their directors, partners or employees without prior reference to the Company from contracting or entering into any financial or other transaction with any member of the Company or with any company or body any of whose shares or securities are held by or for the account of the Group or from being interested in any such contract or transaction.

14.5      Subject to Clauses 14.6 and 14.7, the Investment Manager agrees that, during the term of this Agreement:

(a)	it will not, and it will procure that no member of the KW Group will, invest in assets in Europe which are within the parameters of the Company’s investment policy (other than on behalf of the Group), act as investment manager, investment adviser or agent, or provide administration, investment management or other services in Europe in relation to investments within the Company’s investment policy, for any person other than the Group, unless it has followed the steps provided in paragraph (b), (c) and (d) of this clause;

(b)

for so long as it or any member of the KW Group is retained as the Investment Manager and this Agreement remains in force, in the event that any member of the KW Group sources a real estate or real estate loan opportunity in the UK, Ireland, Spain or any other territory in Europe which is within the parameters of the Company’s investment policy, the Investment Manager shall procure that no member of the KW Group will pursue such investment opportunity without first presenting it to the Company;

(c)

where the Investment Manager (on behalf of the Company) decides not to pursue such investment opportunity, and KW (directly or through any of its Associate) expresses an intention to pursue that opportunity itself (directly or through any member of the KW Group or with a co-investment partner), or on behalf of an investment entity or fund it or any member of the KW Group manages or advises, then prior to any investment or decision to pursue such investment by KW (directly or through any member of the KW Group), the Investment Manager will present the relevant investment opportunity to the Independent Directors of the Company. The Independent Directors of the Company will determine whether the Company will pursue the opportunity;

(d)

In the event that the Independent Directors decide not to pursue the opportunity, KW (directly or through any member of the KW Group) shall be entitled to pursue the opportunity, provided that if, prior to completion of the transaction, there has been a material reduction in the price to be paid or other material improvement in favour of the buyer in the terms of such investment, before it may complete, the opportunity shall be referred back to the Independent Directors of the Company to consider whether the Company will pursue the revised opportunity. If KW (directly or through any member of the KW Group) pursues the opportunity in partnership with one or more third parties, then only KW’s portion of the investment opportunity need be referred back to the Independent Directors of the Company for reconsideration, subject to prior consent from the co-investment partner(s) having been received (which may not be forthcoming but which KW agrees to use all reasonable endeavours to obtain.

14.6	Clause 14.5 shall not apply:

(a)

to any dealings by any member of the KW Group in respect of any real estate or real estate loans owned by such member of the KW Group as at the date of this Agreement (as at 31 December 2013, the Investment Manager and the Investment Advisers had real estate Assets Under Management with a value of approximately £2.5 billion (US$4.2 billion) in the UK and Ireland);

(b)	to prevent any acquisition or investment (directly or indirectly) by any member of the KW Group of or in investment opportunities which are adjacent to any investments owned by any member of the KW Group as at the date of this Agreement (such as extensions to assets already held within the KW Group’s portfolios or properties adjacent to existing properties already so held);

(c)

to prevent any acquisition or investment (directly or indirectly) by any member of the KW Group of any assets where it has entered into a binding agreement to acquire or invest in such asset prior to Admission; or

(d)	following the service by the Investment Manager of notice of termination of this Agreement pursuant to Clause 12.

14.7      For the avoidance of doubt, there shall be no restriction on KW or any other member of the KW Group from continuing to provide investment management, advisory and administrative services to any other member of the KW Group as well as its co-investment partners, in relation to the investments referred to sub-paragraph (a), (b) or (c) above.

14.8      The Investment Manager and its Associates may perform services or functions to the benefit of the Group outside the scope of this Agreement and in respect of which a fee would customarily be payable when similar services are performed on an arm’s length basis including, without limitation services relating to the purchase, monitoring and disposition of investments. The Investment Manager and its Associates shall determine on a case-by-case basis whether they will charge fees to the Group in respect of the provision of such services or functions and any fees that are charged to the Group shall not exceed the amount which would customarily be payable on an arm’s length basis for such services. Where such services are provided both to the Group and to one or more other investment companies or vehicles managed by the Investment Manager or its Associate, any fees charged will be allocated fairly among the Group and each other investment company or vehicle, and where practicable on a pro rata basis with regard to the capital invested or committed by the Group and each other investment company or vehicle.

14.9      The parties hereto acknowledge that:

(a)

directors, officers, agents and shareholders of the Company are or may be interested in the Investment Manager and its Associates as directors, partners, officers, shareholders or otherwise, and that directors, partners, officers, shareholders and agents of the Investment Manager and its Associates are or may be interested in the Company as directors, officers, shareholders, or otherwise;

(b)	no person so interested shall be liable to account for any benefit to the other parties by reason solely of such interest; and

(c)

the Services being supplied by the Investment Manager or any of its Associates to the Company under this Agreement or otherwise may at the option of the Investment Manager, to its respective Associates be supplied through directors, partners, officers or agents who are so interested.

15.	INSIDER LISTS

15.1      This Clause shall apply in the event that the Investment Manager receives inside information (as defined in the Disclosure and Transparency Rules and which, in the context of this Clause 15, is inside information which relates directly or indirectly to the Company).

15.2      The Investment Manager undertakes to comply with the Disclosure and Transparency Rules as amended from time to time (the DTRs) as they apply to service providers acting on the Company’s behalf, including to:

(a)

draw up a list of persons working for it and acting on behalf of the Company who have access to inside information as defined in the DTRs, whether on a regular or occasional basis (the Insider List), which list shall, comply with DTRs 2.8.3 - 2.8.5 and shall be maintained for at least five years from the later of the date it was drawn up and the date it was last updated, whichever is the latest, irrespective of whether this agreement has terminated;

(b)

take the necessary measures to ensure that every person whose name is on the Insider List acknowledges the legal and regulatory duties detailed and is aware of the sanctions attaching to the misuse or improper circulation of such information. The “necessary measures” shall include training and such other measures as the Company may reasonably require from time to time;

(c)	immediately notify the Company upon becoming aware of any unauthorised disclosure of inside information;

(d)	promptly upon request, provide such information to the Company as it may reasonably request in order to audit the Investment Manager’s compliance with this Clause 15; and

(e)	promptly upon request, provide a copy of the Insider List to the Company.

16.	NOTICES

16.1      Any notice or other communication to be given or made under this Agreement must be in writing and must be delivered by hand or sent pre-paid first class post or by facsimile to the address of the relevant party as set out below (or such other address and facsimile numbers which either party may notify to the other from time to time):

The Company	Attention: Crestbridge Fund Administrators Limited

Address	47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands

Facsimile No.	0044 (0) 1534 835650

The Investment Manager	Attention: Crestbridge Fund Administrators Limited

Address	47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands

Facsimile No.	0044 (0) 1534 835650

16.2      Any notice or communication referred to in Clause 16.1 shall be effective when actually received or when deemed to have been received, whichever is the earlier. Any communication shall be deemed to have been received:

(a)	if delivered by hand prior to 5.00 pm on a Business Day, when delivered and in any other case, on the first Business Day following the day of delivery;

(b)	if sent by pre-paid post, at the end of the second Business Day after posting; and

(c)

if sent by facsimile, where transmission occurs before 5.00 pm on a Business Day and is acknowledged by the addressee’s facsimile receiving equipment, when acknowledged, and in any other case on the first Business Day following the day of acknowledgement by the addressee’s facsimile receiving equipment.

16.3      For the purposes of this Agreement, the Company may give the Investment Manager instructions, consents, permissions or approvals from time to time either by an excerpt from minutes of meetings of the Company Board or by way of a letter signed by a member of the Company Board.

16.4      The Investment Manager is authorised to rely on, may act on and treat as fully authorised by the Company and the Company Board any notice, instruction or communication which purports to have been given (and which is accepted by the Investment Manager in good faith as having been given) in accordance with Clause 16.3 or by or on behalf of the persons notified by the Company Board from time to time to the Investment Manager as being authorised to instruct it by whatever means transmitted and whether or not in writing and, unless the Investment Manager shall have received written notice to the contrary, whether or not the authority of such person shall have been terminated.

17.	REMEDIES AND WAIVERS

17.1      No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(a)	impair such right, power or remedy; or

(b)	operate as its waiver.

17.2      The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

17.3      The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

18.	NOT A PARTNERSHIP

Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity.

19.	RIGHTS OF THIRD PARTIES

19.1      The provisions of Clause 5 and Clause 11 confer a benefit on the persons specifically referred to in those provisions (each a Third Party), including but not limited to the Carried Interest Partner, and, subject to the remaining terms of this Clause, are intended to be enforceable by each Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999.

19.2      The parties to this Agreement do not intend that, any term of this Agreement, apart from those provisions specifically referred to in Clause 19.1, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

19.3      Notwithstanding Clause 19.1, this Agreement may be rescinded or varied in any way and at any time by the parties to this Agreement without the consent of any Third Party.

19.4      Notwithstanding Clause 19.1, no Third Party may enforce any of the provisions of Clause 11 without the prior written consent of the Investment Manager, which may, if given, be given on and subject to such terms and conditions as the Investment Manager may determine.

20.	GENERAL

20.1      This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement. No addition to or modification of any provision of this Agreement shall be binding upon the parties unless made by a written document signed by a duly authorised representative of each of the parties.

20.2      If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected. Notwithstanding the foregoing, in the event of such deletion, the parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

20.3      No party may assign any of its rights or sub-contract (except as expressly provided under this Agreement in the case of the Investment Manager) any of its obligations under this Agreement without the prior written consent of the other parties (which shall not be unreasonably withheld or delayed in the case of an assignment by the Investment Manager of this Agreement to any other member of the KW Group, if the assignee agrees in writing with the Company to be bound by its terms).

20.4      No provision of this Agreement shall transfer, assign, license or otherwise grant to any of the parties any rights or interest in any intellectual property rights belonging to or developed by any other party, except as expressly provided in the licence granted under Clause 20.6.

20.5      The Investment Manager shall retain all copyright and other intellectual property rights in everything developed, designed or created by, or on behalf of, it or any predecessor entity either before, during the course of, or following termination of this Agreement, including systems, methodologies, software, know-how and working papers.

20.6      The Investment Manager grants (on behalf of itself and the relevant members of the KW Group) to the Company for the duration of this Agreement a non-exclusive, non-transferable, non-sublicensable (except to other members of the Group), royalty-free licence to use the name “Kennedy-Wilson” (including any intellectual property rights that the Investment Manager or any member of the KW Group owns in that name), solely for the purposes of carrying out the business of the Company.

20.7      This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original. This Agreement may be delivered by exchange of email counterparts.

21.	GOVERNING LAW AND JURISDICTION

21.1      This Agreement and any non-contractual obligations arising from or connected with it is in all respects governed by and shall be construed in accordance with English law.

21.2      In relation to any legal action or proceedings arising out of or in connection with this Agreement (whether arising out of or in connection with contractual or non-contractual obligations (Proceedings), each of the parties irrevocably submits to the non-exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

21.3      Each of the parties shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Each of the parties shall irrevocably appoint Kennedy Wilson UK Limited, having its address at 50 Grosvenor Hill, London W1K 3QT, as such agent for service of process. Any claim form, judgment or other notice of legal process shall be sufficiently served on each of the parties if delivered to such agent at its address for the time being.

EXECUTION PAGE

IN WITNESS of the above this Agreement has been entered into the day and year first above written.

SIGNED for and on behalf of

KENNEDY WILSON EUROPE REAL ESTATE PLC

/s/ Charlotte Valeur .........................................................

Authorised Signatory

Date 25 February 2014

SIGNED for and on behalf of

KW INVESTMENT MANAGEMENT LTD

/s/ Trevor Hunt .........................................................

Authorised Signatory

Date 25 February 2014

SCHEDULE 1

PERFORMANCE FEE

1.          The Company shall pay to the Carried Interest Partner (on nomination by the Investment Manager) a Performance Fee calculated in accordance with the following provisions of this Schedule in respect of each Accounting Period in which a Performance Fee is earned.

2.          Each Performance Fee shall be paid in Ordinary Shares (or, in the circumstances specified Clause 12 and Schedule 2, cash) in accordance with Schedule 2.

3.          The Performance Fee payable on a per Ordinary Share basis in respect of each Accounting Period shall be the lesser of 20 per cent. of:

(a)

the excess of the Shareholder Return for that Accounting Period over a 10 per cent. annual return hurdle. The annual return hurdle resets annually to ten per cent of the closing EPRA NAV per Ordinary Share for the previous Accounting Period (for the first Accounting Period, being the Gross Opening NAV divided by the number of Ordinary Shares in issue immediately following Admission); and

(b)

the excess of year-end EPRA NAV per Ordinary Share (including total dividends or other distributions paid per Ordinary Share in that Accounting Period and in any preceding Accounting Period since the Reference Period, and adjusted to exclude the effects of any issuance of Ordinary Shares during that Accounting Period) over the relevant High Water Mark;

4.          The Performance Fee payable on a per Ordinary Share basis calculated pursuant to paragraph 3 above shall be multiplied by the number of Ordinary Shares in issue at the end of the relevant Accounting Period (but excluding any Ordinary Shares issued during that Accounting Period) in order to determine the amount of the total Performance Fee payable in respect of that Accounting Period. The multiplier shall be increased by the number of newly issued Ordinary Shares for the next Accounting Period if new Ordinary Shares were issued in the relevant Accounting Period.

5.          For the purposes of this Schedule, the following expressions have the following meanings:

(a)

Accounting Period means the period commencing on the date of Admission and ending on 31 December 2014 and thereafter each successive period of twelve (12) calendar months each of which starts on the end of the preceding Accounting Period and ends at midnight on 31 December in each year throughout the term of this Agreement and, in the last year of the term of this Agreement, the period which starts on the expiry of the immediately preceding Accounting Period and which ends at midnight on the date of termination of this Agreement;

(b)

Gross Opening NAV means the aggregate of (a) the gross cash proceeds of the Issue and (b) an amount equal to the number of Ordinary Shares issued as consideration under the Tiger Acquisition Agreement multiplied by the Issue Price;

(c)	High Water Mark means, in respect of the relevant Accounting Period, the greater of:

(i)

the closing EPRA NAV per Ordinary Share achieved in the Reference Period (adjusted for total dividends or other distributions paid per Ordinary Share and adjusted to exclude the effects of any issue of Ordinary Shares during that Reference Period); and

(ii)

the Gross Opening NAV, plus the proceeds of further cash issues and the value of non-cash issues of Ordinary Shares (excluding any issues of Ordinary Shares in payment of the Management Fee or the Performance Fee) calculated on a per Ordinary Share basis as at the end of the Accounting Period in respect of which the Performance Fee is calculated;

(d)	Reference Period means the most recent Accounting Period in which a Performance Fee is payable;

(e)

Shareholder Return means, in respect of each Accounting Period, the sum of the change during that Accounting Period of the EPRA NAV per Ordinary Share (adjusted to exclude the effects of any issue of Ordinary Shares during that Accounting Period) plus the total amount of dividends and other distributions paid per Ordinary Share in that Accounting Period (taking into account the timing of the payment of such dividends and distributions). EPRA NAV per Ordinary Share at Admission shall be the Gross Opening NAV divided by the number of Ordinary Shares in issue immediately following Admission.

6.          The amount of each Performance Fee expressed in cash shall be calculated and notified to the Company on or before the date that is 30 days following the publication of the Company’s audited financial statements in respect of the Accounting Period to which that Performance Fee relates (or if such date is not a Business Day, the next following Business Day).

7.          In the event that the Company does not dispute the amount of such Performance Fee in accordance with Clause 5.7, the Performance Fee shall be payable on the date that is 10 days following the date of such notification (or if such date is not a Business Day, the next following Business Day) and otherwise the Performance Fee shall become due for payment on the date determined in accordance with Clause 5.7.

8.          In the event that the Company’s share capital is changed as a result of consolidation, sub-division or bonus issue of shares or the Company undergoes any restructuring or reorganisation, the calculation of the Performance Fee shall be adjusted to take account of each such change, restructuring or reorganisation.

SCHEDULE 2

SHARE ISSUANCE ARRANGEMENT

1.          The portion of each Management Fee payable in Ordinary Shares and each Performance Fee shall first be calculated by the Investment Manager and notified to the Company as a cash figure (the Cash Equivalent Amount) but shall be paid by the Company in Ordinary Shares in accordance with, and subject to, the provisions of this Schedule.

2.          The number and source of the Ordinary Shares to be delivered to the Investment Manager in satisfaction of the Performance Fee and the portion of the Management Fee payable in Ordinary Shares will be determined as follows:

(a)

If the relevant Average Closing Price equals or is higher than the last reported NAV per Share, the Company will issue to the Investment Manager or the Carried Interested Partner (as the case may be) in payment of the relevant fee such number of new Ordinary Shares credited as fully paid as is equal to the Cash Equivalent Amount divided by the Average Closing Price (rounded down to the nearest whole Ordinary Shares);

(b)

If the relevant Average Closing Price is lower than the last reported NAV per Share, the Company shall satisfy its obligation to pay the relevant fee by the application of an amount equal to the Cash Equivalent Amount to the purchase of Ordinary Shares for cash in the market at a price per Ordinary Share no greater than the last reported NAV per Share. In making any such purchases, the Company shall act as agent for the Investment Manager or the Carried Interest Partner as the case may be and not as principal. If it is not possible to apply all of the applicable Cash Equivalent Amount to the acquisition of Ordinary Shares in the market at or below the last reported NAV per Share within two months following the relevant Payment Due Date, then the Investment Manager may elect to extend that period for up to a further four months or require that the Company issues such number of new Ordinary Shares as is equal to the remaining portion of the Cash Equivalent Amount divided by the then last reported NAV per Share (rounded down to the nearest whole Ordinary Share). Any balance of the Cash Equivalent Amount remaining at the end of such extended period will be paid by way of the Company issuing a number of new Ordinary Shares (rounded down to the nearest whole number) with an aggregate value equal to such balance on the basis of the then last reported NAV per Share.

3.          The Company shall at all times maintain all corporate authorisations and permissions to permit it to issue or acquire (as agent) Ordinary Shares as contemplated by this Schedule and, in the event that it has failed to do so at a time when payment of a fee is due, the relevant fee shall be payable by the Company in cash in an amount equal to the Cash Equivalent Amount.

4.          The relevant fee shall be payable by the Company in cash in an amount equal to the Cash Equivalent Amount, to the extent necessary, if:

(a)

the Company is limited or prohibited from issuing or acquiring Ordinary Shares on the terms of this Schedule at the relevant time by the Applicable Law, the Shareholder Limitation, or any free float obligation applicable to the Company under the Listing Rules; or

(b)	the Company does not have authority to issue the relevant Ordinary Shares on a non pre-emptive basis;

5.          The Investment Manager agrees on behalf of the Carried Interest Partner that any Ordinary Shares delivered as the Performance Fee to the Carried Interest Partner pursuant to this Schedule shall not be sold or otherwise transferred or disposed of by the Carried Interest Partner and any cash payable in place of the delivery of Ordinary Shares shall be paid into an escrow account established and opened in the joint names and under the joint control of the Company and the Investment Manager, and not released to the Carried Interest Partner until, in each case, the expiry of the following time limits:

(a)

as to one-third of the relevant Ordinary Shares or cash held in place of the delivery of Ordinary Shares, the date that is twelve months from the receipt of the Ordinary Shares or cash by the Carried Interest Partner, as appropriate;

(b)

as to one-third of the relevant Ordinary Shares or cash held in place of the delivery of Ordinary Shares, the date that is twenty-four months from the receipt of the Ordinary Shares or cash by the Carried Interest Partner, as appropriate; and

(c)

as to one-third of the relevant Ordinary Shares or cash held in place of the delivery of Ordinary Shares, the date that is thirty-six months from the receipt of the Ordinary Shares or cash by the Carried Interest Partner, as appropriate;

provided that these restrictions shall cease to apply, and the relevant Ordinary Shares or cash will be immediately released, in the case of a Lock-Up Termination Event.

6.          For the purposes of this Schedule, the following expressions have the following meanings:

(a)

Average Closing Price means the average of the middle market quotations of the Ordinary Shares (as adjusted to exclude any dividend which is included in such quotations if the Ordinary Shares delivered are excluding that dividend) for the twenty day period ending on the Business Day immediately preceding the Payment Due Date;

(b)	Lock-Up Termination Event is any of the following:

(i)

a disposal of Ordinary Shares or release of cash effected to fund the payment or discharge by the Investment Manager or the Carried Interest Partner of any liability to tax arising in connection with payment of the Management Fee or the Performance Fee;

(ii)	a disposal of Ordinary Shares pursuant to a takeover or sale of the Company that is recommended by the Directors or where the Investment Manager is required by law to dispose of such Ordinary Shares;

(iii)	completion of a takeover or sale of the Company; or

(iv)	the termination of this Agreement.

(c)	Payment Due Date means the date of invoice from the Investment Manager or the Carried Interest Partner to the Company in respect of the relevant fee;

(d)

Rule 9 Resolution means a resolution to waive the obligation of the Investment Manager, the Carried Interest Partner or any of their concert parties to make a general offer to the Independent Shareholders for their Ordinary Shares in accordance with Rule 9 of the City Code; and

(e)

Shareholder Limitation means the reinvestment in Ordinary Shares of any Cash Equivalent Amount resulting in the Investment Manager, the Carried Interest Partner or any person acting in concert with any of them, having interests in Ordinary Shares carrying more than 29.9 per cent of the aggregate voting rights of the Company, unless the shareholders of the Company have passed a Rule 9 Resolution.

SCHEDULE 3

INVESTMENT SERVICES

1.          Identify prospective Investments, conduct analyses of and where the Investment Manager considers it to be appropriate, carry out due diligence in respect of such prospective Investments. If (in the reasonable opinion of the Investment Manager following such analyses and due diligence) such prospective Investments are considered suitable for the Group the Investment Manager may take all necessary steps to purchase or otherwise acquire an interest in an Investment on behalf of the Group including, without limitation, determining the timing of, and terms on which, such purchase or acquisition shall be effected, which shall include, without limitation, determining:

(a)	the level and nature of ownership in the Investment;

(b)	the form and amount of consideration payable in respect of the acquisition of the Investment;

(c)	where relevant, a resolution to any stake building issues relating to the Investment;

(d)	the methods of financing the acquisition of the Investment;

(e)	where relevant, the structuring of the acquisition of the Investment through one or more holding companies or other structures; and

(f)	the brokers, advisers and/or other third party service providers to be used by the Group in making the Investment.

2.          Exercise or refrain from the exercise of any voting and other rights attaching to the Investments held by the Group as the Investment Manager in its absolute discretion thinks fit and, if applicable, liaise with the Administrator in order to procure the exercise of such rights accordingly.

3.          Where such a right exists, nominate and/or appoint personnel to be put forward as members of the boards of Portfolio Companies (which may include employees of members of the KW Group).

4.          Monitor the performance of the Investments, and provide the Company with the following information:

(a)	periodical information on the performance of such Investments;

(b)	such information as required by Applicable Law; and

(c)	such other information relating to the Investments as may reasonably be requested by the Company Board.

5.          Realise all or any part of an Investment, whether by sale of other disposition, and whether for cash, shares or other securities, and determine the terms on which such sale or disposition should be effected.

6.          Monitor compliance with Applicable Law in relation to the Investments as well as monitoring compliance with other relevant Applicable Law and any industry guidelines or principles which the Company Board has notified the Investment Manager that it has adopted or has otherwise undertaken to comply with in respect of the Group.

7.          Monitor the progress of potential acquisitions, divestments and similar price significant events in relation to the Investments with a view to advising the Company on whether an announcement needs to be released under the Disclosure and Transparency Rules or the Listing Rules or any other Applicable Law and shall generally supply to the Company all such information as is necessary or appropriate to enable the Company to comply with Applicable Law (subject always to Applicable Law not requiring or preventing disclosure).

8.          Negotiate terms on behalf of the Group for any and all contracts, deeds, powers of attorney, agreements or other instruments relating to the Investments and/or the equity or debt financing of Investments.

9.          Provide valuation information for the Investments on a quarterly basis to the Administrator in such manner as to enable the production of the quarterly Net Asset Value and EPRA NAV, and liaise with the Administrator so that the Administrator can discharge any duties in accordance with the Articles, the Prospectus, Applicable Law and the Valuation Policies and Procedures.

10.       Calculate all Management Fees and Performance Fees.

11.       Provide cash, treasury management and hedging advice to the Group and to implement cash, treasury management and hedging strategies within the parameters set out in the Prospectus, as such parameters may be amended or elaborated by the parties from time to time.

12.       Provide advice to the Company in relation to returning income or capital to the Company’s shareholders (whether by cash dividend or in specie distribution or otherwise), in relation to raising additional equity capital from the Company’s shareholders (whether by way of rights issue or otherwise) and in relation to reducing equity capital (whether by share buy-back or otherwise).

13.       Provide advice in relation to the borrowings or other financial matters of the Group or any Portfolio Company, including but not limited to, proposing and recommending the incurring of indebtedness on specified terms and in appropriate circumstances as and when required and obtaining quotations for such indebtedness from third party finance providers, negotiating documentation in respect of such indebtedness and submitting such proposals, recommendations and documentation.

14.       Make drawdown requests under debt facilities entered into by the Group.

15.       In respect of the Group’s Investments that consist of real estate, to arrange for the provision of the Property Management Services in respect of that real estate.

16.       Hold and collate data, information and copies of reports, circulars, prospectuses and other documents produced in connection with the Company and its business and make such data, information and copies of reports, circulars, prospectuses and other documents available to the Company and its service providers upon request.

17.       Obtain quotations from and employ third party service providers on behalf of and, for the account of, the Group as and when required in connection with the performance by it of any of the Services;

18.       Coordinating, facilitating and reviewing the advice of third party advisors in relation to due diligence enquiries for additions to the Investment and making recommendations to the Company in this respect where the reports of the third party advisor have also been addressed to the Investment Manager;

19.       Assisting the coordination and facilitating the advice of third party advisors in relation to the structuring of the Investment;

20.       Assisting with property analysis, market and economic surveys;

21.       Preparing a strategic business plan and annual budget for the Company to consider (and subsequently updating the business plan and annual budget);

22.       Advising on the origination of real estate loans which are either floating or fixed rate and securitising pools of real estate loans;

23.       Establishing and maintaining relationships with the borrowers (the Loan Borrower) of real estate loans in which the Company invests or originates (the Loan) and its principals and guarantors, and use commercially reasonable endeavours to obtain Loan Borrower estoppels or other necessary documents;

24.       Monitoring covenant compliance by the Loan Borrowers and inspecting the physical condition of the Collateral. For this purpose Collateral means any and all security for an real estate loan, including real property, fixtures, personal property, intangibles, collateral assignments, deposit accounts, guaranties, indemnities, letters of credit and bonds;

25.       Evaluating and administering Collateral releases pursuant to loan documents;

26.       Evaluating the information concerning any insurance claim affecting a Loan or its Collateral, including whether the loss or damage is covered by an insurance policy, and advising and assisting in filing claims and settling claims in respect of such damage or loss;

27.       Assisting in developing and implementing strategies to achieve satisfactory disposition of each Loan;

28.       Negotiating settlements, standstill arrangements, restructurings or workouts of the Loan, release of guarantees or other disposition of any nonperforming Loan, including negotiations with junior or mezzanine lenders and other creditors;

29.       Upon any default by a Loan Borrower, using commercially reasonable endeavour to take appropriate steps on behalf of the Company to enforce its rights as lender and secured party under the loan documents, including exercising the rights and powers conferred upon mortgagees under applicable law in respect of the Collateral, enforcing guarantees, appointing administrators or receivers, instituting actions to foreclose or seek possession proceedings, to recover any shortfall debt or to collect on guarantees, conduct trustee’s or mortgagee’s power of sale, or other efforts to enforce the loan documents or realise Collateral, to remove tenants and other legal actions, instituting and pursuing claims in bankruptcy proceedings, and concluding modifications, compromises or other settlement agreements with the Loan Borrowers;

30.       Providing other advisory, consultation and management services with respect to exercising the rights of the Company with respect to the ownership, management, collection, enforcement, resolution, marketing and disposition of the Loan and the Collateral; and

31.       Performing such other duties and/or providing such other services regarding the asset management of the Investments or potential Investments as may be requested by the Company or as considered appropriate by the Investment Manager from time to time.

SCHEDULE 4

PROPERTY MANAGEMENT SERVICES

1.	LEASING

1.1	Lettings - General

Oversee letting agents and ensure that agents market vacant space in accordance with the Good Estate Management Criteria.

1.2	On-Going Monitoring of Lettings

Formulate proposals in respect of value enhancement opportunities including financial appraisals, cashflows, forecasts and design specifications.

1.3	Individual Lettings

(a)

Review and analyse the financial covenant or the normal references sought in residential lettings of a proposed Tenant (or ensure such analysis is prepared by the letting agents or the Managing Agent).

(b)

Request (or procure that any agents appointed request) such documentary or other evidence from a proposed Tenant as may be required in order to comply with any anti-money laundering legislation from time to time in force.

(c)

Make recommendations in relation to (or procure that any letting or other agents appointed negotiate) the terms of new Leases with proposed Tenants in accordance with the Good Estate Management Criteria.

(d)	Supervise, or ensure that any letting or other agents appointed supervise, monitor and assist the solicitors with the preparation of all lease documentation and in responding to pre-lease enquiries.

(e)	Assist in answering questions relating to the management of the Property raised by prospective Tenants (or assist in procuring such answers from the Managing Agent or others).

(f)	Monitor the negotiation of Lease documentation through to exchange and (where separate) completion of the Lease documentation.

2.	LEASE DEALINGS AND APPLICATIONS BY TENANTS

2.1	Lease Renewals

(a)

Where necessary, procure general litigation advice from the solicitors in respect of any Lease renewals and to the extent not handled by letting or other agents, instruct solicitors to serve the appropriate notices.

(b)

Provide information to, and make recommendations in relation to negotiations with (or procure that any letting agent or other agent appointed provides information to and negotiates with), the Tenant(s) in accordance with the Good Estate Management Criteria.

(c)	Where relevant, instruct the solicitors to prepare the renewal Lease and monitor the Lease through to completion.

2.2	Applications by Tenants and third parties

(a)

Promptly consider applications received from the Tenants for licences to sublet, assign or carry out alterations to any part of the Property and any other matters for which the landlord’s consent is required under any Lease (and procure that the Managing Agent provides it with copies of any such applications which it receives from the Tenants and, if requested, makes recommendations in respect of such applications).

(b)

Make recommendations in relation to or determine the terms of any licence in accordance with the Good Estate Management Criteria, the Group’s legal obligations as landlord under the relevant Leases and the terms of the relevant Lease and, where appropriate, instruct the solicitors to prepare the necessary formal documentation.

(c)

Consider any rights of pre-emption on assignment in favour of the Group as landlord under the Leases and, where appropriate and to the extent not handled directly by letting or other agents, instruct the solicitors to prepare and serve the necessary notices and other documentation in respect of the exercise of such pre-emption rights in accordance with the terms of (and any time limits set out in) the relevant Lease(s).

(d)

Receive and consider applications by third parties in respect of the grant or exercise of rights over the Property and, where appropriate and to the extent not handled directly by letting of other agents, make recommendations in relation to the terms of any deed of easement or covenant, wayleave agreement or any other deed or agreement in accordance with the Good Estate Management Criteria and, where appropriate, instruct the solicitors to prepare or review any formal documentation.

2.3	Surrender, Forfeiture and Termination of Leases

(a)

Ensure that any necessary action is taken to terminate or forfeit any Lease in accordance with the terms of, and any time limits set out in, that Lease (having, where it considers appropriate, obtained professional advice).

(b)

To the extent not handled directly by letting or other agents, instruct the solicitors to serve all statutory and other notices necessary or desirable in relation to the termination, forfeiture or surrender of any Lease in accordance with the terms of, and any time limits set out in, that Lease (where appropriate).

(c)

To the extent not handled directly by letting or other agents, make recommendations in relation to or determine the terms of any surrender or forfeiture with the relevant Tenant in accordance with the Good Estate Management Criteria and the terms of the relevant Lease and instruct the solicitors to prepare the necessary formal documentation.

2.4	Tenant Liaison

(a)	Liaise (or procure that the Managing Agent liaises) with the Tenants to ensure the proper running of the Property and general compliance with the Tenants’ obligations under the Leases.

(b)

Consider and where necessary or desirable act upon (or procure that the Managing Agent considers and where necessary or desirable act upon) complaints, disputes and communications received from the Tenants and take steps to ensure the Group complies with their obligations as landlord under the Leases.

(c)

Without prejudice to the other provisions of this Schedule, as soon as it becomes aware of any material breach, or any likely material breach, by a Tenant of any covenant or obligation under its Lease, take such necessary action as shall be necessary (or procure and supervise such necessary action) including legal action.

(d)

Comply (or procure that the Managing Agent complies) with the provisions of the Data Protection Act, 1988 and the Data Protection (Amendment) Act, 2003 or any Act amending same (the Data Protections Acts) when dealing with any personal data in relation to any of the Tenants.

3.	FREEHOLDER AND ESTATE MANAGEMENT COMPANY LIAISON

(a)	Liaise (or procure that the Managing Agent liaises) with any freeholder or head leaseholder to ensure the proper provision of estate services.

(b)

Liaise (or procure that the Managing Agent liaises) with the owners’ management company that the Company is required to be a member of consequent on its ownership of a particular Property (the Estate Management Company) to ensure the proper provision of services by the Estate Management Company to the common areas of each Property including the internal and external common areas of the relevant Property.

4.	CAR PARKING

Negotiate, or procure that the letting or other agents negotiate, the terms of any car parking licence in accordance with the Good Estate Management Criteria, and, where appropriate, instruct the solicitors to prepare the necessary formal documentation.

5.	OUTGOINGS

(a)

Verify (or procure that the Managing Agent) the demands for and pay out of the Operating Costs Account, all rates, insurance premiums, utility charges and other disbursements and outgoings in respect of the Property which are the proper responsibility of the landlord under the Leases.

(b)

Provide advice in respect of rating reviews (or equivalent) and make such proposals or objections to the rating authorities and conduct such appeals as it considers appropriate, acting always in accordance with the Good Estate Management Criteria.

6.	RENT REVIEWS

6.1	In relation to any forthcoming rent review(s):

(a)	ensure that the letting agent or Managing Agent prepare recommendations in respect of the appointment of a rent review surveyor or appoint such rent review surveyor at prevailing market rates; and

(b)	prepare and analyse (or procure the preparation and analysis of) market evidence in respect of the rental value of the particular unit.

6.2	In respect of any forthcoming rent reviews:

(a)

instruct the solicitors, or ensure that the letting agent instructs the solicitors, to serve the appropriate notices and negotiate (or procure that the rent review surveyor negotiates) with the Tenants in accordance with the Good Estate Management Criteria;

(b)	instruct the solicitors to prepare the memoranda once the rent is agreed; and

(c)	recover, or ensure that the Managing Agent recovers, any back rent (or procure the recovery of any back rent) from the Tenant.

7.	RENT REVIEW ARBITRATIONS

As and when considered appropriate, take the following actions (or procure that the rent review surveyor or such other professionals as may be appointed in respect of the Property shall):

(a)

arrange for an application to be made to the Royal Institution of Chartered Surveyors in England & Wales or such other third party for the appointment of an expert/arbitrator pursuant to the rent review clause in the relevant Lease;

(b)	prepare all necessary evidence and submissions to the expert/arbitrator;

(c)	consider the Tenant’s submissions;

(d)	prepare and submit counter submissions to the expert/arbitrator;

(e)	instruct the solicitors to prepare the memoranda when the rent is determined or agreed; and

(f)	recover any back rent from the Tenant (or procure the recovery of any back rent).

8.	COLLECTION OF COMPANY RENT

(a)	Promptly demand all principal rent due under the Leases.

(b)	Promptly produce and despatch rent demands.

(c)	Promptly pay any monies received on account of principal rent (and any VAT or interest thereon) from the Tenants into the Rent Account.

(d)	Maintain rental records and monitor payment performance.

(e)	Deal with reconciliation of payments and accounts queries.

9.	RENT ARREARS PROCEDURE

(a)

Operate an appropriate credit control system in respect of any arrears that have been outstanding for more than 7 days of principal rent, insurance rent or other amounts due from the Tenants under the Leases or procure that the Managing Agent operates such system.

(b)	In the case of late payment of principal rent, insurance rent or other monies due from a Tenant pursuant to a Lease (except for Service Charge) where appropriate:

(i)	demand or procure that the Managing Agent demands any interest due on such monies under the relevant Lease; and

(ii)	implement appropriate procedures for the recovery of such monies under the relevant Lease including the commencement of court proceedings.

(c)	Propose or determine the write off arrears in respect of which it considers there is little or no likelihood of economic recovery.

(d)	Maintain a schedule detailing the status of any actions taken in respect of any arrears (including the details of the escalation process adopted in each case arrears).

10.	RENT DEPOSITS

If from time to time, any rent deposits are provided by any Tenant in respect of a Property:

(a)	administer such Tenant’s rent deposits and where necessary, draw down such rent deposits, to meet any arrears due, and liaise with the relevant Tenant to replenish the applicable rent deposit account in accordance with the terms of the applicable rent deposit deed; and

(b)	unless otherwise directed, only utilise the accounts into which the Tenant’s rent deposits are paid to:

(i)	transfer any amounts to the Rent Account in satisfaction of rent owed by a Tenant in accordance with the terms of the relevant rent deposit deed; or

(ii)	pay amounts due to any Tenant by way of refund of rent deposits or security deposits held in respect of its Lease.

11.	SERVICE CHARGE

11.1     Acting always in accordance with the principles of Good Estate Management Criteria:

(a)	provide, or procure the provision of, the services to be provided by the Group as landlord under the Leases;

(b)	prepare an annual Service Charge budget and calculate and apportion the Service Charge due from each Tenant;

(c)	demand on-account payments in respect of Service Charge where provided for under the Leases;

(d)

promptly arrange for payment of any monies received on account of Service Charge (and any VAT or interest thereon) from the Tenants into the Operating Costs Account and identify and account for VAT on such amounts;

(e)	maintain Service Charge records as required by Clause 7 and monitor payment performance;

(f)	monitor payment performance and prepare reports;

(g)	deal with reconciliation of payments and accounts queries;

(h)

at the end of each Service Charge year as provided in the Leases, calculate the Service Charge reconciliations and debit or credit adjustments to be made from the Operating Costs Account to the relevant Tenant’s account in accordance with, and subject to the provisions of, the Leases;

(i)

where required under the provisions of the Leases, provide the auditors appointed by the Group with such information and papers as they require in order to certify the annual Service Charge accounts in respect of the Property in accordance with the provisions of the Leases;

(j)	monitor compliance by any freeholder or head leaseholder of its obligations to provide estate services under the leases of the Property;

(k)

monitor compliance by the Estate Management Company of its obligations to provide services (including the repair and maintenance of the common areas of the building of which a Property forms part) under the leases of a Property; and

(l)	provide advice in relation to the appropriate actions to be taken, or take actions to compel performance by any freeholder or head leaseholder of its obligation to provide the services.

12.	SERVICE CHARGE ARREARS PROCEDURE

Acting always in accordance with the principles of Good Estate Management Criteria:

(a)	operate an appropriate credit control system in respect of any arrears of Service Charge due from a Tenant pursuant to a Lease;

(b)	in the case of late payment of Service Charge due from a Tenant pursuant to a Lease:

(i)	if deemed appropriate, demand any interest due on such monies under the relevant Lease; and

(ii)	implement appropriate procedures for the recovery of such monies under the relevant Lease including if necessary, and judged to be commercially sensible, the commencement of court proceedings.

13.	SINKING FUNDS ADMINISTRATION

(a)	Administer any sinking funds authorised under the terms of the Leases.

(b)	Assess or procure the assessment by other specialists of current day replacement costs of any relevant plant and equipment the subject of any fund and calculate and collect contributions from Tenants.

(c)	When it is appropriate to draw down funds from any existing sinking fund to replace major items of plant and equipment, to proceed accordingly.

14.	INSURANCE

14.1	Property Insurance

(a)

Monitor compliance on a regular basis by the Landlord, the Estate Management Company or the freeholder or head leaseholder of its/their obligation pursuant to the Leases which the Group holds of the Property to insure the buildings (and plant, equipment and machinery within the common areas of the buildings) of which the Property forms part and that the Group’s interest is always noted on such insurance policies.

(b)

Ensure that all other necessary insurances including (but not limited to) buildings insurance, insurance for landlord’s fixtures and fittings, insurance for plant, equipment and machinery at the Property, loss of rent and service charge insurance and loss of plot ratio insurance will be placed by reputable insurance brokers, provided that the risks covered shall always include the risks and values which are required to be covered by the landlord, the Estate Management Company or any freeholder or head leaseholder pursuant to the Leases.

(c)	Provide the insurance broker with such information as it requires in order to advise the recommended insurance cover for the Property.

(d)

Inform the relevant insurance broker of any material alterations to the Property, or any change of use or other event in respect of the Property, which may necessitate any alteration to the insurance cover in respect of the Property.

(e)	Obtain premium and commission breakdown from the insurance broker where requested by Tenants.

(f)	Notify the Group in the event that insurance cover is removed, voided or vitiated in respect of all or any part of the Property.

(g)	Receive, report upon (as appropriate) and process all complaints and disputes in respect of insurance.

14.2	Insurance Rent

The Investment Manager shall (or shall procure that the Managing Agent shall):

(a)	demand all insurance rent due under the Leases.

(b)	produce and despatch insurance rent demands;

(c)	promptly pay any monies received on account of insurance rent (and any VAT or interest thereon) from the Tenants into the Operating Costs Account;

(d)	maintain insurance records; and

(e)	deal with reconciliation of payments and accounts queries.

14.3	Reinstatement

If any part of the Property is damaged or destroyed:

(a)	report in relation to the nature and extent of the damage and destruction and the likely time period for reinstatement;

(b)

determine the advisability of reinstatement or of other works and as to the best method of procuring the reinstatement or other works having regard to the Good Estate Management Criteria, the terms of the Leases affecting the Property and the terms of the relevant insurance policies;

(c)

act on behalf of the Group (or procure the services of a suitable claims negotiator or other professional adviser(s)) in relation to the negotiation of any claims with the insurers and any loss adjusters appointed by them acting always in accordance with the Good Estate Management Criteria;

(d)	represent the Group in any discussions as to reinstatement with the lenders under any finance documents;

(e)	appoint the professional team; and

(f)	if requested, and subject to negotiation of a separate fee arrangement, co-ordinate and monitor the reinstatement work.

14.4	Insurance Valuation

Provide the Valuer with such information as it shall require in order to value the Property for reinstatement purposes (including an amount for any anticipated inflation and loss of rent insurance) as often as considered necessary.

15.	REPAIR AND MAINTENANCE

15.1	General Monitoring and Inspection

(a)	Monitor the state of repair and condition of the Property on an ongoing basis.

(b)	Carry out regular inspections of the Property and take such action as a consequence thereof as it considers necessary (acting reasonably).

15.2	Repairing Obligations

(a)	Monitor and take appropriate action to ensure that the Tenants comply with their covenants in respect of repair and (where relevant) maintenance under the Leases.

(b)

As soon as it becomes aware of any material breach or likely material breach by a Tenant of its repairing covenants or obligations under its Lease, take such necessary action as it considers appropriate including instructing the solicitors to serve the necessary and appropriate notices requiring such breaches to be remedied.

(c)	Assess, prepare, serve and pursue schedules of dilapidations and value and negotiate claims.

15.3	Landlord’s repairing obligations and health and safety requirements

Acting always in accordance with the principles of Good Estate Management Criteria:

(a)	take such actions as it considers necessary acting reasonably to ensure that the Group complies with:

(i)	their covenants (if any) in respect of repair and maintenance under the Leases; and

(ii)	statutory health and safety requirements including any requirements imposed by the fire officer.

(b)	procure specialist advice relating to the installation, replacement, repair and maintenance of mechanical and electrical plant and equipment;

(c)	prepare specifications and obtain tenders for any repair and maintenance works to be carried out by the Group as landlord under the Leases;

(d)	negotiate contract terms and place contracts for repair and maintenance; and

(e)	co-ordinate and monitor the performance of contracts for repair and maintenance and procure the performance by the relevant contractors of their obligations under such contracts.

16.	VALUATION AND STATUTORY COMPLIANCE

(a)	Provide the Valuer with all information it requires for the purposes of preparing Valuations as and when requested.

(b)	Liaise with the Valuer in order to ensure that it fully understands the tenant mix and leasing strategy in respect of the Property.

(c)

Monitor and, where it considers appropriate, procure and consider other professional advice in respect of the impact of legislation changes on the Property or the Group’s business and take such actions as it considers appropriate in view of such changes (acting always in accordance with the Good Estate Management Criteria).

(d)	If deemed appropriate and at its own cost, submit such information as may be required by the Investment Property Databank (IPD) for performance measurement.

17.	INVESTMENT INFORMATION

Undertake or co-ordinate the briefing and appointment of appropriate consultants to:

(a)	prepare reports in respect of the projected performance of the Property, including forecasted capital value, income return, rental growth, yield movement, property IRR and geared property IRR;

(b)	collate information in respect of key performance indicators for other comparable assets to enable the performance of the Property to be compared to the performance of such assets; and

(c)	undertake research on value enhancement opportunities and formulate proposals in relation to the same.

18.	VAT

If the Group registers or is required to register for VAT,

(a)

provide, or ensure that the Managing Agent provides, the Group with the information it requires to enable it to compile and submit all necessary VAT returns and comply with the Group’s VAT obligations in relation to the Property and use its reasonable endeavours to provide such information within twenty (20) Business Days of the end of each VAT accounting period of the member of the Group; and

(b)

ensure that the Managing Agent produces and issues the requisite VAT invoices to the Tenants for and on behalf of the Group and ensure that all VAT invoices from third parties are correctly addressed and maintained.

19.	CAPITAL EXPENDITURE

From time to time, identify and determine details of all proposed or necessary capital expenditure and implement such programmes of expenditure in accordance with the Good Estate Management Criteria.

20.	CORPORATE COMPLIANCE

(a)	Advise on and monitor compliance by the member of the Group with its obligations to file annual corporate returns.

(b)	Instruct the Group’s auditors to prepare annual audited accounts and to furnish the Group’s auditors with copies of relevant records and information to enable them to produce the returns and accounts.

21.	DEVELOPMENT MANAGEMENT SERVICES

Where the Investment Manager considers appropriate, in liaison with any appointed development manager:

(a)	Prepare any proposals for the refurbishment of the Property or any relevant part of it and make any amendments or carry out any further work;

(b)	Appoint architects, surveyors and other members of the professional team;

(c)	Co-ordinate and monitor the performance of the professional team throughout the period of refurbishment and procure the performance by such team of their obligations under their appointments;

(d)	Monitor any variations in the agreed programme and budget for the refurbishment throughout the period of the refurbishment and the progress of works generally;

(e)	Use reasonable endeavours to procure that all statutory requirements and regulations applicable to any refurbishment/development on a Property are complied with;

(f)	Formulate proposals to maintain and enhance the value of a Property, which includes but not limited to:

(i)	engaging in discussions with the relevant local authorities/state bodies in relation to zoning pertaining to a Property;

(ii)	formulating applications to amend the current planning permissions granted in respect of a Property and conducting feasibility studies as part of this process;

(iii)	any other actions deemed appropriate by the Investment Manager in the context of maintaining and enhancing the value and marketability of a Property;

(g)	Engage in discussions with third party owners of neighbouring schemes with a view to enhancing the overall value of a Property;

(h)

Provide and maintain, where relevant, such reasonable flood defences and take such reasonable flood protection measures in respect of a Property as the Investment Manager acting as a prudent and experienced investment adviser considers desirable, appropriate and/or necessary; and

(i)	actively manage, review and monitor the performance of any Managing Agent.

(j)

Other such development management services relating to the development or conversion of a whole Property as are agreed between the Investment Manager and the relevant member of the Group from time to time, or as considered appropriate by the Investment Manager.

22.	OTHER PROPERTY MANAGEMENT SERVICES

From time to time, perform such other duties and/or provide such other day-to-day property management services as may be requested by the Group or as and when considered appropriate by the Investment Manager for the relevant Property.